Castlight Health Announces First Quarter 2021 Results

Company Demonstrates Sequential Increase in ARR and Increases 2021 Outlook

SAN FRANCISCO - April 29, 2021 - Castlight Health, Inc. (NYSE:CSLT), a leading health navigation platform provider, today announced results for its first quarter ended March 31, 2021.

“We executed well in the first quarter and made meaningful progress against each of our three priorities for 2021 while delivering strong financial results, including sequential ARR growth and our fourth straight quarter of non-GAAP profitability,” said Maeve O’Meara, chief executive officer of Castlight Health. “We were pleased with our pipeline generation activity in the quarter, reported our lowest churn quarter since 2016, and expanded a key health plan partnership. We demonstrated our commitment and ability to innovate in the category of next generation navigation with the launch of our market-leading vaccine navigation solution. Finally, we expanded and extended our work with Boston Children’s Hospital to support the nation’s ongoing COVID-19 vaccination effort. Our progress in the first quarter allows us to increase our financial guidance for 2021.”

Financial performance for the three months ended March 31, 2021 compared to the three months ended March 31, 2020 includes:
•Total revenue of $35.1 million, compared to $39.0 million
•GAAP gross margin of 63.6%, compared to 62.9%
•Non-GAAP gross margin of 66.8%, compared to 65.1%
•GAAP operating loss of $3.1 million, compared to $56.6 million
•Non-GAAP operating income of $1.2 million, compared to an operating loss of $2.2 million

•GAAP net loss per basic and diluted share of $0.02, compared to a net loss per basic and diluted share of $0.38
•Non-GAAP net income per basic and diluted share of $0.01, compared to a net loss per basic and diluted share of $0.01
•Cash provided by operations of $7.6 million, compared to cash used in operations of $14.4 million

Total cash was $56.5 million as of March 31, 2021.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
For the full year 2021, the Company is increasing its outlook and now expects:
•Revenue in the range of $135 million to $140 million
•Non-GAAP operating income between income of $1 million and a loss of $4 million
•Non-GAAP net income per share between income of $0.01 and a loss of $0.03, based on approximately 160 million to 161 million shares
For the second quarter of 2021, the Company now expects:
•Revenue in the range of $33 million to $35 million

Quarterly Conference Call
Castlight Health senior management will host a conference call to discuss its first quarter 2021 results and business outlook today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://ir.castlighthealth.com. An archive of the webcast can also be accessed through the same link. The live conference call can be accessed by dialing (833) 238-7953 and the replay will be available for one week at (800) 585-8367. The conference ID number for the live call and replay is 2847469.

About Castlight Health
Castlight is on a mission to make it as easy as humanly possible for people to navigate the healthcare system and live happier, healthier, more productive lives. As a leader in healthcare navigation, we provide a world-class digital platform with a team of clinical and benefits experts to help members easily connect and engage with the right programs and care, at the right time. Castlight partners with Fortune 500 companies and health plans to transform employee and member benefits into one comprehensive health and wellbeing experience to deliver better health outcomes and maximize returns on healthcare investments.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), and non-GAAP net income (loss) exclude goodwill impairment, stock-based compensation, certain legal expenses, amortization of intangibles, restructuring charges, capitalization and amortization of internal-use software, and lease exit and related charges.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

The non-GAAP measures we provide may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the Company’s financial information in its entirety and not rely on a single financial measure.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2021 to comparable GAAP measures because we do not provide guidance for stock-based compensation expense, and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP. The factors that may impact our future stock-based compensation expense, and capitalization and amortization of internal-use software, are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "seeks," "estimates," "can," "may," "will," "would" and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. The forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies include, but are not limited to, statements regarding certain 2021 financial projections, and our expectations for our future business and financial performance. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission, including the risks set forth in our annual report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021, and our quarterly reports on Form 10-Q, including the quarterly report for the three months ended March 31, 2021, when filed with the SEC. All forward-looking statements in this press release are expressly qualified in their entirety by these cautionary statements and are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements, except as required by law.

Copyright 2021 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$56,501	$49,242
Accounts receivable and other, net	25,035	31,740
Prepaid expenses and other current assets	6,772	3,800
Total current assets	88,308	84,782
Property and equipment, net	4,966	5,321
Restricted cash, non-current	1,144	1,144
Deferred commissions	8,190	9,556
Deferred professional service costs	4,205	4,462
Intangible assets, net	6,872	7,930
Goodwill	41,485	41,485
Operating lease right-of-use assets, net	9,131	10,238
Other assets	1,838	1,855
Total assets	$166,139	$166,773
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,383	$5,145
Accrued expenses and other current liabilities	7,057	7,898
Accrued compensation	4,755	8,633
Deferred revenue	13,135	6,848
Operating lease liabilities	5,939	5,789
Total current liabilities	35,269	34,313
Deferred revenue, non-current	122	663
Operating lease liabilities, non-current	5,907	7,446
Other liabilities, non-current	480	485
Total liabilities	41,778	42,907
Stockholders’ equity	124,361	123,866
Total liabilities and stockholders’ equity	$166,139	$166,773

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Subscription	$32,110	$38,383
Professional services and other	2,949	662
Total revenue, net	35,059	39,045
Cost of revenue:
Cost of subscription(1)	8,099	10,232
Cost of professional services and other(1)	4,657	4,241
Total cost of revenue	12,756	14,473
Gross profit	22,303	24,572
Operating expenses:
Sales and marketing(1)	6,913	10,472
Research and development(1)	12,113	13,822
General and administrative(1)	6,366	6,576
Goodwill impairment	—	50,300
Total operating expenses	25,392	81,170
Operating loss	(3,089)	(56,598)
Other income, net	93	263
Net loss	$(2,996)	$(56,335)
Net loss per share, basic and diluted	$(0.02)	$(0.38)
Weighted-average shares used to compute basic and diluted net loss per share	156,781	148,872

(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2021	2020
Cost of revenue:
Cost of subscription	$257	$169
Cost of professional services and other	236	116
Sales and marketing	350	672
Research and development	1,069	1,163
General and administrative	1,195	1,066

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net loss	$(2,996)	$(56,335)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,623	1,535
Goodwill impairment	—	50,300
Stock-based compensation	3,107	3,186
Amortization of deferred commissions	1,340	2,383
Amortization of deferred professional service costs	580	925
Non-cash operating lease expense	1,107	1,400
Accretion and amortization of marketable securities	—	2
Changes in operating assets and liabilities:
Accounts receivable and other, net	6,705	(6,676)
Deferred commissions	26	(318)
Deferred professional service costs	(300)	(416)
Prepaid expenses and other assets	(2,955)	(494)
Accounts payable	(759)	(7,462)
Operating lease liabilities	(1,389)	(1,516)
Accrued expenses and other liabilities	(382)	19
Deferred revenue	5,746	3,573
Accrued compensation	(3,878)	(4,465)
Net cash provided by (used in) operating activities	7,575	(14,359)
Investing activities:
Purchase of property and equipment	(212)	(1,264)
Purchase of marketable securities	—	(1,989)
Maturities of marketable securities	—	12,400
Net cash (used in) provided by investing activities	(212)	9,147
Financing activities:
Proceeds from exercise of stock options	128	155
Proceeds from ESPP offering	233	186
Principal payments on long-term debt	(465)	(465)
Net cash used in financing activities	(104)	(124)

Net increase (decrease) in cash, cash equivalents and restricted cash	7,259	(5,336)
Cash, cash equivalents and restricted cash at beginning of period	50,386	44,342
Cash, cash equivalents and restricted cash at end of period	$57,645	$39,006

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$56,501	$37,681
Restricted cash included in Prepaid expenses and other current assets	—	181
Restricted cash, non-current	1,144	1,144
Total cash, cash equivalents and restricted cash	$57,645	$39,006

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
Gross profit:
GAAP gross profit subscription	$24,011	$26,487	$28,151
Stock-based compensation	257	215	169
Amortization of internal-use software	79	80	26
Amortization of intangibles	530	530	530
Non-GAAP gross profit subscription	$24,877	$27,312	$28,876
GAAP gross margin subscription	74.8%	77.0%	73.3%
Non-GAAP gross margin subscription	77.5%	79.4%	75.2%

GAAP gross loss professional services	$(1,708)	$(2,322)	$(3,579)
Stock-based compensation	236	219	116
Non-GAAP gross loss professional services	$(1,472)	$(2,103)	$(3,463)
GAAP gross margin professional services	(58)%	(87)%	(541)%
Non-GAAP gross margin professional services	(50)%	(79)%	(523)%

GAAP gross profit	$22,303	$24,165	$24,572
Impact of non-GAAP adjustments	1,102	1,044	841
Non-GAAP gross profit	$23,405	$25,209	$25,413
GAAP gross margin	63.6%	65.2%	62.9%
Non-GAAP gross margin	66.8%	68.0%	65.1%

Operating expense:
GAAP sales and marketing	$6,913	$7,713	$10,472
Stock-based compensation	(350)	(326)	(672)
Amortization of intangibles	(528)	(528)	(528)
Non-GAAP sales and marketing	$6,035	$6,859	$9,272

GAAP research and development	$12,113	$11,418	$13,822
Stock-based compensation	(1,069)	(1,041)	(1,163)
Certain legal expenses	—	—	191
Capitalization of internally developed software	—	—	21
Non-GAAP research and development	$11,044	$10,377	$12,871

GAAP general and administrative	$6,366	$6,405	$6,576
Stock-based compensation	(1,195)	(1,085)	(1,066)
Amortization of intangibles	—	—	(17)
Non-GAAP general and administrative	$5,171	$5,320	$5,493

GAAP goodwill impairment	$—	$—	$50,300
Goodwill impairment	—	—	(50,300)
Non-GAAP goodwill impairment	$—	$—	$—

GAAP operating expense	$25,392	$25,536	$81,170
Impact of non-GAAP adjustments	(3,142)	(2,980)	(53,534)
Non-GAAP operating expense	$22,250	$22,556	$27,636

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Operating loss:
GAAP operating loss	$(3,089)	$(1,371)	$(56,598)
Impact of non-GAAP adjustments	4,244	4,024	54,375
Non-GAAP operating income (loss)	$1,155	$2,653	$(2,223)

Net loss and net loss per share:
GAAP net loss	$(2,996)	$(1,197)	$(56,335)
Total pre-tax impact of non-GAAP adjustments	4,244	4,024	54,375
Non-GAAP net income (loss)	$1,248	$2,827	$(1,960)
GAAP net loss per share, basic and diluted	$(0.02)	$(0.01)	$(0.38)
Non-GAAP net income (loss) per share, basic and diluted	$0.01	$0.02	$(0.01)
Shares used in basic and diluted net loss per share computation	156,781	154,739	148,872

Castlight Media Contact:
Caroline Kawashima
press@castlighthealth.com
415-246-0313

Castlight Investor Contact:
ir@castlighthealth.com
443-213-0500